UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________________________

FORM 8-K
______________________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2018
______________________________________________________________________________________________________
FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
______________________________________________________________________________________________________

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02 Results of Operations and Financial Condition.
On April 18, 2018, Fibrocell Science, Inc. (the “Company”) disclosed in a press release preliminary financial data of cash and cash equivalents of approximately $12.2 million, as of March 31, 2018. The preliminary financial data included in the press release and this Current Report on Form 8-K have been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Item 8.01 Other Events.
On April 18, 2018, the Company issued a press release announcing that its Board of Directors is conducting a comprehensive review of strategic alternatives focused on maximizing shareholder value. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated April 18, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ John M. Maslowski
John M. Maslowski
President and Chief Executive Officer
Date: April 18, 2018